UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 5, 2018
Date of Report (Date of earliest event reported)

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events

On February 5, 2018, First Solar, Inc. (the “Company”) and SunPower Corporation (“SunPower”) issued a joint press release announcing the entry of 8point3 Energy Partners LP (the “Partnership”) into an Agreement and Plan of Merger and Purchase Agreement with CD Clean Energy and Infrastructure V JV, LLC, an equity fund managed by Capital Dynamics, Inc. and certain other co-investors (collectively, “Capital Dynamics”) and certain other parties, dated as of February 5, 2018 (the “Merger Agreement”), pursuant to which Capital Dynamics will acquire 8point3 General Partner, LLC, the general partner of the Partnership, all of the outstanding shares in the Partnership, and all of the outstanding common and subordinated units in 8point3 Operating Company, LLC (“OpCo”), the Partnership’s operating company (the “Transaction”). A copy of the press release is attached hereto as Exhibit 99.1.

In connection with the Transaction, the Company and SunPower entered into a Support Agreement with Capital Dynamics and certain other parties, dated as of February 5, 2018 (the “Support Agreement”). Under the Support Agreement, among other things, the Company and SunPower have agreed to vote to approve the Merger Agreement at any meeting of shareholders of the Partnership for such purpose, as shareholders of the Partnership and holders of equity units in OpCo. The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, a copy of which is attached as Exhibit 99.2 to the Partnership’s Current Report on Form 8-K, dated February 5, 2018 and is incorporated into this report by reference in its entirety.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental approvals of the Transaction that could cause the parties to abandon the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk of failure of the Partnership’s shareholders to approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; and the matters discussed in Item 1A. “Risk Factors,” of our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transactions. In connection with the proposed transactions, the Partnership will file with the SEC and furnish to the Partnership’s shareholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE PARTNERSHIP’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and shareholders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. In addition, the proxy statement and the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 14(d) of the Exchange Act will be available free of charge through the Partnership’s website at www.8point3energypartners.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Partnership and its general partner’s directors and executive officers, and the Company and SunPower and their respective directors and executive officers, are deemed to be participants in the solicitation of proxies from the shareholders of the Partnership in respect of the proposed merger transaction. Information regarding the directors and executive officers of the Partnership’s general partner, the Company and SunPower is contained in the Partnership’s 2017 Form 10-K filed with the SEC on February 5, 2018, the Company’s 2016 Form 10-K filed with the SEC on February 22, 2017 and SunPower’s 2016 Form 10-K filed with the SEC on February 17, 2017, respectively. Free copies of these documents may be obtained from the sources described above.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated February 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: February 5, 2018	By:	/s/ PAUL KALETA
	Name:	Paul Kaleta
	Title:	Executive Vice President, General Counsel and Secretary